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                                                                      Exhibit 11

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      ARIE GENGER AND BARNARD J. GOTTSTEIN

                            ESC MEDICAL SYSTEMS LTD.

                                 REVOCABLE PROXY


                  The undersigned shareholder of ESC MEDICAL SYSTEMS LTD., an Israeli corporation (the "Company"), hereby appoints Michael Zellermayer and Yoram Ashery (of Zellermayer & Pelossof, Advocates, Tel Aviv, Israel), or either of them, as proxies for the undersigned, each with full power of substitution to act at any Extraordinary General Meeting (as such term is defined under Section 109 of the Israel Companies Ordinance) of the Company and at any adjournment(s) or postponement(s) thereof called for the purpose of removing any or all of the then-current directors from the Board of Directors of the Company (the "Board") (other than Thomas Hardy and Shimon Eckhouse) and electing the nominees set forth below to the Board, and for the purpose of electing any additional nominees selected by Mr. Zellermayer and/or Mr. Ashery (up to a maximum number of six additional nominees) to fill any and all vacancies created by the then-current Board from the date hereof through the date of any such Extraordinary General Meeting, and to transact such other business as may properly come before such Meeting or any adjournment(s) or postponement(s) thereof. The undersigned further agrees that, at any such Extraordinary General Meeting and at any adjournment(s) or postponement(s) thereof, Mr. Zellermayer and Mr. Ashery shall be entitled to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Extraordinary General Meeting and otherwise to represent the undersigned at the Extraordinary General Meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares for such Meeting. This proxy will be voted FOR proposal 1 and proposal 2 set forth as follows, and, in the event that any matters properly come before such Meeting, it is the intention of Mr. Zellermayer and Mr. Ashery to vote such proxies in accordance with their, or either of their, discretionary authority to act in their, or either of their, best judgment:

            1. To remove all directors of the Board of Directors of the Company (other than Thomas Hardy and Shimon Eckhouse) and to elect the following six directors to serve until the next annual general meeting and until their successors are duly elected and qualify.

                        Nominees:   Aharon Dovrat, Philip Friedman, Darrell S.
                                    Rigel, M.D., S.A. Spencer, Mark H. Tabak and
                                    Professor Zehev Tadmor.

            2. To elect any other director nominated by Mr. Zellermayer and/or Mr. Ashery (up to a maximum number of six additional directors) to fill any and all vacancies created by

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                  the then-current Board from the date hereof through the date of any such Extraordinary General Meeting.

            3. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

                  The undersigned may revoke his or her instrument appointing a proxy at any time before voting by filing a notice of revocation with Mr. Zellermayer or Mr. Ashery, by filing a later dated instrument appointing a proxy with Mr. Zellermayer or Mr. Ashery or by voting in person at the Extraordinary General Meeting. This proxy will be revoked automatically if the Extraordinary General Meeting for which this proxy is being executed has not been held within 120 days from the date hereof.

                  In furtherance of this proxy, the undersigned is executing an Instrument of Appointment in accordance with Section 33 of the Articles of Association of the Company.

Signature_______________________________

Signature if held jointly____________________

Dated __________________ 1999.

Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.


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           SOLICITED ON BEHALF OF ARIE GENGER AND BARNARD J. GOTTSTEIN

                            ESC MEDICAL SYSTEMS LTD.

                            INSTRUMENT OF APPOINTMENT


            I _______________________             of ___________________________
              (Name of Shareholder)                  (Address of Shareholder)

being a member of ESC Medical Systems Ltd. hereby appoint Michael Zellermayer and Yoram Ashery of Zellermayer & Pelossof Advocates, Europe House, 37 King Shaul Boulevard, Tel-Aviv, Israel 64928, or either of them, as my proxy to vote for me and on my behalf, each with full power of substitution to act at the Extraordinary General Meeting of the Company to be held on a date to be specified by the Company or Messrs. Genger and Gottstein, and at any adjournment(s) or postponement(s) thereof.

         This Instrument of Appointment may be revoked at any time before voting by filing a notice of revocation with Mr. Zellermayer and/or Mr. Ashery, by filing a later dated Instrument of Appointment with Mr. Zellermayer and/or Mr. Ashery or by voting in person at the Extraordinary General Meeting.

Signed this _________ day of ____________________, 1999.


                                             _____________________________
                                             (Signature of Appointer)


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